Exhibit 10.2

CHANGE IN TERMS AGREEMENT
Principal $700,000.00	Loan Date 01-19-2001	Maturity 10-01-2010	Loan No 100012004	Call / Coll	Account	Officer	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Paneltech Products, Inc. 2999 John Stevens Way Hoquiam, WA 98550	Lender:	ShoreBank Pacific Main Branch 203 Howerton Way SE; PO Box 400 Ilwaco, WA 98624 (360) 642-1166

Principal Amount: $700,000.00	Date of Agreement: August 1, 2010

DESCRIPTION OF EXISTING INDEBTEDNESS. Revolving Line of Credit in the original amount of $500,000.00 as evidenced by that certain Promissory Note and Related Documents dated January 19, 2001; as amended by Change in Terms and currently maturing August 1, 2010 and in the amount of $900,000.00.

DESCRIPTION OF CHANGE IN TERMS.

1. Maturity date of Loan and Related Documents is extended to October 1, 2010;

2. Loan amount is decreased to $700,000.00;

3. An extension fee of $500.00 will be due upon execution of this agreement.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ORAL AGREEMENT. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORECEABLE UNDER WASHINGTON LAW.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

PANELTECH PRODUCTS, INC.

By:	/s/ Leroy D. Nott	By:	/s/ Scott D. Olmstead
	Leroy D. Nott, President and CEO of Paneltech Products, Inc.		Scott D. Olmstead, Secretary and CFO of Paneltech Products, Inc.

X	/s/ Leroy D. Nott	X	/s/ Ronald H. Iff
	Leroy D. Nott, Individually		Ronald H. Iff, Individually

X	/s/ Scott D. Olmstead
Scott D. Olmstead, Individually